UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 29, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement

On March 29, 2016, The Eastern Company executed an Employment Agreement (the “Agreement”) with the Company’s President and Chief Executive Officer, August M. Vlak, effective as of January 1, 2016.  A copy of the Employment Agreement is attached as Exhibit 99.

On March 11, 2016, the Compensation Committee also recommended and the Board of Directors approved an incentive compensation plan for Mr. August Vlak, President & Chief Executive Officer. Mr. Vlak is eligible for an annual bonus, which is 80% based on the Company’s earnings per share performance and 20% based on the Company’s working capital performance. In addition, Mr. Vlak is eligible to participate in the Company’s new long-term incentive plan which was adopted on March 11, 2016.

Section 5 – Corporate Governance and Management

ITEM 5.02 – (e) Compensatory Arrangements of Certain Officers

On March 29, 2016, the Company executed an Employment Agreement with August M. Vlak, the Company’s President and Chief Executive Officer. See Item 1.01 above.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 - (d) Exhibits

(99)	Employment Agreement, effective as of January 1, 2016, between The Eastern Company and August M. Vlak, the Company’s President and Chief Executive Officer, executed on March 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: March 30, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer